                                                                EXHIBIT 15.1

April 9, 2001


FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120

We are aware that FedEx Corporation will be incorporating by reference in its previously filed Registration Statements No. 2-95720, 33-20138, 33-38041, 33-55055, 333-03443, 333-45037, 333-71065, 333-74701, 333-34934, 333-51782,
333-55262 and 333-55266 its Report on Form 10-Q for the quarter ended February 28, 2001, which includes our report dated March 19, 2001 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of these registration statements prepared or certified by our Firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act. It should be noted that we have not performed any procedures subsequent to March 19, 2001.



                                         Very truly yours,


                                         /s/ Arthur Andersen LLP

                                         Arthur Andersen LLP